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                                                                EXHIBIT 23(g)(2)

                                    AMENDMENT
                              TO CUSTODY AGREEMENT
                   BETWEEN THE KENT FUNDS AND BANK OF NEW YORK


This Amendment to the Custody Agreement between The Kent Funds (the "Fund") and Bank of New York (the "Custodian") is effective as of the 27th day of June, 2000.

WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated January 14, 1999 (the "Agreement"), whereby the Fund appointed the Custodian as custodian of the securities and money of the Fund; and

WHEREAS, the Fund has created three additional series: Kent Science and Technology Fund, Kent Canterbury Fund and Kent Cascade Fund; and

WHEREAS, the Fund desires to appoint the Custodian and the Custodian desires to act as custodian for these new series in accordance with the terms of the Agreement.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the Fund and the Custodian agree to amend the Agreement as follows:

1. the Custodian agrees to act as custodian for the securities and money of the Kent Science and Technology Fund, Kent Canterbury Fund and Kent Cascade Fund in accordance with the terms of the Agreement.

2. Appendix B of the Agreement shall be replaced in its entirety with Appendix B dated June 27, 2000, attached hereto.

3. The Fund and the Custodian agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Amendment to be executed by their duly authorized officers as of the 27th day of June, 2000.



THE KENT FUNDS                                       THE BANK OF NEW YORK


By: /s/ James F. Duca                                By: /s/ Edward S. McBain
Title: President                                     Title: Vice President


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                                   APPENDIX B
                                       TO
                                CUSTODY AGREEMENT
                                     BETWEEN
                                 THE KENT FUNDS
                                       AND
                                BANK OF NEW YORK

                               DATED JUNE 27, 2000


                                     SERIES

                           Kent Growth and Income Fund
                             Kent Index Equity Fund
                         Kent Large Company Growth Fund
                         Kent Small Company Growth Fund
                         Kent International Growth Fund
                                Kent Income Fund
                           Kent Intermediate Bond Fund
                            Kent Short Term Bond Fund
                            Kent Tax-Free Income Fund
                         Kent Intermediate Tax-Fee Fund
                        Kent Michigan Municipal Bond Fund
                             Kent Money Market Fund
                        Kent Government Money Market Fund
                    Kent Michigan Municipal Money Market Fund
                   Lyon Street Institutional Money Market Fund
                        Kent Science and Technology Fund
                              Kent Canterbury Fund
                                Kent Cascade Fund